Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information:

James E. Dentzer

Chief Financial Officer & Chief Administrative Officer

Curis, Inc.

617-503-6500

jdentzer@curis.com

Media Contact:

David Schull

Russo Partners

212-845-4271

david.schull@russopartnersllc.com

Aurigene to Invest in Curis at Premium

Through Waiver of Certain Milestone Payments Under Collaboration

Agreement

- Curis to issue to 10.2M shares of Common Stock to Aurigene at $2.40 per share -

LEXINGTON, Mass., September 7, 2016 – Curis, Inc. (Nasdaq: CRIS), a biotechnology company focused on the development and commercialization of innovative and effective drug candidates for the treatment of cancer, today announced that its collaborator, Aurigene Discovery Technologies Ltd., will receive 10.2 million shares of Curis’s common stock, priced at $2.40 per share, representing a 39% premium to the closing price on September 2, 2016, in lieu of receiving up to $24.5 million of milestone and other payments from Curis that may become due under the companies’ 2015 collaboration agreement.

In January 2015, Curis and Aurigene established an exclusive collaboration focused on the discovery, development and commercialization of small molecule drug candidates in the fields of immuno-oncology and selected precision oncology targets. Under the collaboration agreement, Curis licensed CA-170, the first orally available, small molecule drug candidate designed to target the immune checkpoints programmed death ligand-1 (PD-L1) and V-domain Ig suppressor of T cell activation (VISTA), and a second candidate, CA-4948 that targets Interleukin-1 receptor-associated kinase 4 (IRAK4). Curis is currently evaluating CA-170 in a Phase 1 trial in patients with advanced tumors, while Aurigene is conducting IND enabling studies with CA-4948. In addition, Curis has selected a second program within the immuno-oncology field of the collaboration that is focused on orally available, small molecule antagonists that are designed to target PD-L1 and T-cell immunoglobulin and mucin domain containing protein-3 (TIM-3) immune checkpoints.

“We are pleased with the progress of our collaboration and drug candidates, and welcome Aurigene’s confidence in Curis as we further advance our pipeline of small molecule checkpoint antagonists,” said Ali Fattaey, Ph.D., Curis’s president and CEO. “We are especially excited about the Phase 1 trial of CA-170, the first oral checkpoint inhibitor being taken by patients. We also expect to license a second oral immuno-oncology candidate into Curis later this year that targets PD-1 and TIM3 checkpoint pathways. We look forward to continued progress with Aurigene as we seek to discover and develop multiple first-in-class oral, small molecule checkpoint inhibitors for the treatment of patients with cancer.”

“We are delighted with our collaboration that has led to the advancement of the first small molecule checkpoint inhibitor into the clinic, a PD-L1/ VISTA targeting molecule that came out of Aurigene’s discovery efforts over many years,” said CSN Murthy, Aurigene’s CEO. “Our investment into Curis exhibits our belief and commitment for this program and beyond as we work with Curis to focus our collective resources to advance these exciting drug candidates.”

Further information regarding the terms of the agreement with Aurigene, as documented in the associated Stock Purchase Agreement, Registration Rights Agreement, and Amendment to Collaboration Agreement, was provided by Curis in a form 8-K filed with the SEC today.

About Curis, Inc.

Curis is a biotechnology company focused on the development and commercialization of innovative and effective drug candidates for the treatment of human cancers. The company’s clinical drug candidates include CUDC-907, which is being investigated in a Phase 2 trial in patients with Diffuse Large B Cell Lymphoma, or DLBCL, and in a separate Phase 1 trial in patients with solid tumors. As part of a broad collaboration with Aurigene, Curis has exclusive licenses to oral small molecule antagonists of the PD-1 and VISTA pathways, including the PD-L1/VISTA antagonist, CA-170 that is currently being investigated in a Phase 1 trial in patients with solid tumors or lymphoma. Curis also has an exclusive license to molecules designed to inhibit IRAK4, including CA-4948, currently in the pre-IND stage of development. Curis is also party to a collaboration with Genentech, a member of the Roche Group, under which Genentech and Roche are commercializing Erivedge® for the treatment of advanced basal cell carcinoma, and are further developing Erivedge in other diseases including idiopathic pulmonary fibrosis and myelofibrosis. For more information, visit Curis’s website at www.curis.com.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the potential advantages and benefits of small molecule checkpoint inhibitors, Curis’s plans to license a second oral immuno-oncology candidate under the collaboration with Aurigene in

2016; and Curis’s plans and expectations for the collaboration with Aurigene, including its plans to discover and develop multiple first-in-class oral, small molecule checkpoint inhibitors for the treatment of patients with cancer and its expectations regarding its ability to benefit from the full amount, or any specific portion, in payments waived by Aurigene. Forward-looking statements may contain the words “believes,” “expects,” “anticipates,” “plans,” “seeks,” “estimates,” “assumes,” “will,” “may,” “could” or similar expressions. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other important factors that may cause actual results to be materially different from those indicated by such forward-looking statements. For example, Curis may experience adverse results, delays and/or failures in its drug development programs and may not be able to successfully advance the development of its drug candidates in the time frames it projects, if at all. Curis’s drug candidates may cause unexpected toxicities, fail to demonstrate sufficient safety and efficacy in clinical studies and/or may never achieve the requisite regulatory approvals needed for commercialization. Favorable results seen in preclinical studies and early clinical trials of Curis’s drug candidates may not be replicated in later trials. There can be no guarantee that the collaboration agreement with Aurigene will continue for its full term, that Curis or Aurigene will each maintain the financial and other resources necessary to continue financing its portion of the research, development and commercialization costs, or that the parties will successfully discover, develop or commercialize drug candidates under the collaboration. Curis Royalty may not receive sufficient levels of royalty revenue from sales of Erivedge to satisfy its royalty-collateralized debt obligation or may otherwise lose its rights to Erivedge royalties and royalty-related payments as a result of a foreclosure of the loan. Curis will require substantial additional capital to fund its business and such capital may not be available on reasonable terms, or at all. Curis also faces risks relating to: potential adverse decisions made by the FDA and other regulatory authorities, investigational review boards, and publication review bodies; competition; its ability to obtain or maintain necessary patent protection; unstable market and economic conditions; unplanned expenses; and other important risks relating to its business, operations, financial condition and future prospects that are discussed in its most recent Form 10-K and Form 10-Q and other filings that it periodically makes with the Securities and Exchange Commission.

In addition, any forward-looking statements represent the views of Curis only as of today and should not be relied upon as representing Curis’s views as of any subsequent date. Curis disclaims any intention or obligation to update any of the forward-looking statements after the date of this press release whether as a result of new information, future events or otherwise, except as may be required by law.

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